UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 9, 2012
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing preliminary results for the third quarter of 2012 was made on October 9, 2012 and a copy of the release is being furnished as Exhibit 99.1 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description

99.1	Press Release: Data I/O releases preliminary results for the third quarter of 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 10, 2012	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release: Data I/O releases preliminary results for the third quarter of 2012

Exhibit 99.1

Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
Data I/O Corporation	(425) 881-6444
investorrelations@dataio.com

DATA I/O RELEASES PRELIMINARY THIRD QUARTER RESULTS

Redmond, WA, October 9, 2012 – Data I/O Corporation (NASDAQ: DAIO), the leading provider of manual and automated device programming systems, today announced that for the third quarter of 2012, it expects to report revenues of $4.3 million and a net loss of approximately $1.3 million.  The net loss includes restructure charges of approximately $214,000 and an excess and obsolete inventory charge of $164,000.

Bookings for the quarter were $4.1 million and backlog was $1.0 million as of September 30, 2012.  The Company believes the decline in orders and revenue compared to the prior year is primarily due to the continued trend of reduced capital spending resulting from the downturn and economic uncertainty related to the European sovereign debt and to a downturn in Asia-based electronics manufacturing.  Orders were down 42% compared to the third quarter of 2011.

The Company remains in a strong financial position with cash of approximately $11.2 million and no debt at the end of the quarter.

Data I/O Corporation expects to announce final results for the third quarter of 2012 on Monday, October 29, 2012 after the market closes.  Management will hold a conference call to discuss the financial results at 2 p.m. Pacific Time/5 p.m. Eastern Time that same day.

Data I/O expects to announce final results and has scheduled a conference call to discuss the financial results for the third quarter of 2012 on Monday, October 29, 2012.  Management will hold the conference call at 2 p.m. Pacific Time/5 p.m. Eastern Time.  Data I/O Corporation will release the company’s financial results after the market closes that same day.

To listen to the conference call, please dial (612) 332-0802, passcode: DAIO.  A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, please dial (320) 365-3844, access code: 267798.  The conference call will also be simultaneously webcast over the Internet; visit the News section of the Data I/O Corporation website at http://www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Celebrating 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies. Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming. These solutions are scalable for small, medium and large volume applications with different device mixes. Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com.

Forward Looking Statement

Statements in this news release concerning expected revenue,  expected loss, orders and financial positions, cash position, and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties, estimates and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.